EXHIBIT I

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                  SBC COMMUNICATIONS INC. AS OF OCTOBER 8, 1999

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC"), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.

   Name                    Present Principal Occupation or Employment
   ----                    ------------------------------------------

Directors
---------
Edward E. Whitacre, Jr.    Chairman of the Board and Chief Executive Officer
Royce S. Caldwell          President - SBC Operations
Clarence C. Barksdale      Vice Chairman, Board of Trustees, Washington
                              University
James E. Barnes            Chairman of the Board, President and Chief
                              Executive Officer, MAPCO Inc., Retired
August A. Busch, III       Chairman of the Board and President,
                              Anheuser-Busch Companies, Inc.
Ruben R. Cardenas          Partner, Cardenas, Whitis & Stephen, L.L.P.
William P. Clark           Chief Executive Officer, Clark Company
Martin K. Eby, Jr.         Chairman of the Board and Chief Executive
                              Officer, The Eby Corporation
Herman E. Gallegos         Independent Management Consultant
Jess T. Hay                Chairman, HCB Enterprises Inc; Chairman of
                              the Texas Foundation for Higher Education
Bobby R. Inman             United States Navy, Retired
Charles F. Knight          Chairman and Chief Executive Officer, Emerson
                              Electric Co.
Mary S. Metz               President, S.H. Cowell Foundation
Toni Rembe                 Partner, Pillsbury Madison & Sutro LLP
S. Donley Ritchey          Partner, Alpine Partners
Joyce M. Roche             Independent Consultant
Richard M. Rosenberg       Chairman and Chief Executive Officer
                              (Retired), BankAmerica Corporation
Carlos Slim Helu           Chairman of the Board, Telefonos de Mexico, S.A.
                              de C.V.
Patricia P. Upton          President and Chief Executive Officer, Aromatique,
                              Inc.

Advisory Director
-----------------
Gilbert F. Amelio          President and Founder, AmTech, LLC

Executive Officers
------------------
Edward E. Whitacre, Jr.    Chairman of the Board, President and Chief
                              Executive Officer
Royce S. Caldwell          President - SBC Operations
Cassandra C. Carr          Senior Executive Vice President - External Affairs
J. Cliff Eason             President - SBC International
James D. Ellis             Senior Executive Vice President and General Counsel
Charles E. Foster          Group President - SBC
Karen Jennings             Senior Vice President - Human Resources
James S. Kahan             Senior Vice President - Corporate Development
Donald E. Kiernan          Senior Vice President, Treasurer and Chief Financial
                              Officer
Stanley T. Sigman          President and Chief Executive Officer -
                              SBC Wireless Inc.